Exhibit 24
FIRSTMERIT CORPORATION

POWER OF ATTORNEY

The undersigned directors and officers of FirstMerit Corporation, an Ohio corporation (the “Corporation”), which anticipates filing with the United States Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, its Annual Report on Form 10-K for the Corporation's fiscal year ended December 31, 2012 (the "Annual Report"), hereby constitute and appoint Judith A. Steiner, Terrence E. Bichsel and Carlton E. Langer and each of them, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, to sign in the capacities indicated below, said Annual Report, and any and all amendments and exhibits thereto, or other documents to be filed with, or submitted to, the Securities and Exchange Commission pertaining thereto, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, hereby ratifying and approving the acts of said attorneys, and any of them, and any such substitute.

EXECUTED as of the 28th day of February, 2013.

/s/ Paul G. Greig	/s/ Terrence E. Bichsel
Paul G. Greig	Terrence E. Bichsel
Chairman, Chief Executive Officer and Director (Principal Executive Officer)	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Steven H. Baer	/s/ Karen S. Belden
Steven H. Baer	Karen S. Belden
Director	Director

/s/ R. Cary Blair	/s/ John C. Blickle
R. Cary Blair	John C. Blickle
Director	Director

/s/ Robert W. Briggs	/s/ Richard Colella
Robert W. Briggs	Richard Colella
Director	Director

/s/ Gina D. France	/s/ Terry L. Haines
Gina D. France	Terry L. Haines
Director	Director

/s/ J. Michael Hochschwender	/s/ Clifford J. Isroff
J. Michael Hochschwender	Clifford J. Isroff
Director	Director

/s/ Phillip A. Lloyd, II
Phillip A. Lloyd, II
Director